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                                                                  Exhibit 10(ii)

* CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

              EXCLUSIVE LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT
              ----------------------------------------------------

This Agreement, made as of December 18, 2000 (the "Effective Date"), between ORGANOGENESIS INC., a company organized under the laws of the State of Delaware, having a present principal address at 150 Dan Road, Canton, Massachusetts 02021, USA (hereinafter "Organogenesis"), and Royce Medical Company, a corporation organized under the laws of the State of California, having a present principal address at 742 Pancho Road, Camarillo, CA 93012 (hereafter "Royce");

                                  WITNESSETH:
                                  -----------

WHEREAS, Organogenesis has developed a proprietary natural acellular biomaterial ("ECM(tm)"), defined below, that has applications as a wound dressing; and

WHEREAS, Royce wishes to purchase products, devices, or processes which incorporate ECM and are covered by a Valid Patent Claim from Organogenesis exclusively for resale in the United States as a wound dressing from supplies purchased by Organogenesis from an entity of Organogenesis' choosing; and

WHEREAS, Royce desires to obtain an exclusive license from Organogenesis in the United States to distribute ECM, as described herein;

NOW, THEREFORE, the parties agree that:

ARTICLE 1. CERTAIN DEFINITIONS
------------------------------

The following terms shall have the following meanings whenever used in this
Agreement:

     1.1   "Affiliate" means any corporation or other entity that controls, is
           -----------
           controlled by, or is under common control with, a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

     1.2   "Alternate Site Market" means general and family practitioners',
           -----------------------
           orthopedists', dermatologists', Home Healthcare Agencies', diabeticians', obstetricians', gynecologists', cosmetic surgeons' and podiatrists' offices or clinics; and nursing homes.

                                                                              1

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     1.3   "Collagen Wound Dressing" means any article that is (i) regulated
           -------------------------
           by FDA as a wound dressing, and (ii) consists primarily of non-human collagen.

     1.4   "Development Plan" shall mean the plan for the development and FDA
           ------------------
           Approval of Products, as hereinafter defined, as set forth in Schedule A. The parties shall modify and extend Schedule A from time to time throughout the Term as required to assure successful commercialization.

     1.5   "ECM" means a natural acellular biomaterial derived from porcine
           -----
           small intestine, which biomaterial is covered by a Valid Patent Claim, as hereinafter defined.

     1.6   "FDA" means the United States Food and Drug Administration.
           -----

     1.7   "Field" means distribution of ECM to the Alternate Site Market for
           -------
           use solely as a Collagen Wound Dressing.

     1.8   "First Commercial Sale" of any Product means the first bona-fide
           -----------------------
           commercial sale for use or consumption of that Product in the Territory after FDA has cleared or approved marketing of that Product, if required.

     1.9   "Marketing Plan" means the financial projections and timelines for
           ----------------
           commercializing any Product as set forth in Schedule B, along with supporting plans for selling strategies, promotional plans and other related sales and marketing initiatives. The parties shall modify and extend Schedule B from time to time throughout the Term as required to facilitate successful commercialization.

     1.10  "Net Sales" means the gross invoice price of any Product sold to
           -----------
           independent, third-party customers in bona fide, arms-length transactions, less all credits including (i) quantity and/or cash discounts actually allowed or taken; (ii) freight, postage and insurance (allocated in accordance with generally acceptable accounting principles consistently applied (GAAP)); (iii) amounts repaid or credited by reasons of rejections or return of goods;
           (iv) amounts payable resulting from Government (or government agency) mandated rebate programs; (v) third-party rebates to the extent actually allowed; (vi) customs duties and taxes (excluding income, value-added and similar taxes), if any, directly related to the sale; (vii) bad debts from Products sold in accordance with Royce's standard credit policies; and (viii) Product samples.

                                                                              2

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     1.11  "Patent(s)" means the patents and patent applications relating to
           -----------
           Products owned or controlled by Organogenesis or its Affiliates as indicated in Schedule C, attached, any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions, supplemental protection certificates or other governmental actions which extend the subject matter or the term of the patent applications or patents, and any confirmations, registrations or revalidations of any of the foregoing Patents also include any patent derived from any Product Improvement.

     1.12  "510(k)" means any application to FDA for clearance and/or approval
           --------
           to manufacture, sell and ship any Product commercially.

     1.13  "510(k) Approval" means approval and/or clearance by FDA to
           -----------------
           manufacture, sell and ship Product commercially.

     1.14  "Product(s)" means any Collagen Wound Dressing containing ECM, the
           ------------
           sale of which would, but for the licenses herein, infringe a Valid Patent Claim, as hereinafter defined, and includes any component part to any such device.

     1.15  "Product Improvements" means any enhancement or improvement invented
           ----------------------
           or conceived by, or on behalf of either party to any Product.

     1.16  "Proprietary Information" means all materials, products, trade
           -------------------------
           secrets, confidential or proprietary information designated as such in writing by the parties, whether by letter or by the use of an appropriate proprietary stamp or legend. Notwithstanding the foregoing, information which is orally or visually disclosed to the Recipient by the Disclosing Party, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall be deemed Proprietary Information if the Disclosing Party, within thirty (30) days after such disclosure, delivers to the Recipient a writing summarizing the orally, visually or written disclosed information in sufficient detail to advise the Recipient adequately of its proprietary nature or confidentiality.

     1.17  "Recipient" means that party to this Agreement that receives
           -----------
           Proprietary Information from the other party.

     1.18  Specification(s)" means the characteristics for any formulation of
           ----------------
           Product agreed to by the parties to which each Product is manufactured for commercial sale, consistent with regulatory requirements such as FDA Quality System regulations. As agreed to, Specifications for each Product shall be attached to this Agreement as Schedule D, and be deemed a part hereof.

                                                                              3

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     1.19  "Supply Price" means the price charged to Royce by Organogenesis for
           --------------
           a single commercial unit of any Product.

     1.20  "Technical Information" means any or all results and technical
           -----------------------
           information, including but not limited to Proprietary Information, including preclinical, manufacturing, clinical or regulatory information relating to Product.

     1.21  "Term" means the period during which this Agreement is in effect,
           ------
           commencing on the Effective Date and ending on the date of the last to expire of any Valid Patent Claim.

     1.22  "Territory" means the 50 United States.
           -----------

     1.23  "Trademark(s)" means any proprietary mark or marks jointly agreed to
           --------------
           by the parties to be applied to or identified with any Product as a proprietary identification thereof.

     1.24  "Valid Patent Claim" means either (a) a claim of an issued and
           --------------------
           unexpired Patent that has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (b) a claim of a pending patent application included within Patents that was filed in good faith and has not been abandoned or finally disallowed.

ARTICLE 2. SUPPLY OF PRODUCT
----------------------------

     2.1   CONDITIONS OF SUPPLY AND EXCLUSIVE PROVISION OF PRODUCT.

           2.1.1 Organogenesis shall manufacture or have manufactured Products according to the Specifications and shall sell them exclusively to Royce for resale by Royce or its Affiliate to the Alternate Site Market in the Territory for use in the Field during the Term.

           2.1.2 Notwithstanding Royce's entitlement to exclusivity, Organogenesis shall manufacture or have manufactured Products according to the Specifications and shall sell to Royce for resale by Royce or its Affiliate to the Alternate Site Market in the Territory for use in the Field during the Term.

                                                                              4

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     2.2   SUPPLY DURING AND FOLLOWING THE TERM.

           2.2.1 During the Term. Royce shall not itself manufacture and shall purchase all of its requirements of Products which meet Specifications from Organogenesis throughout the Term in accordance with and subject to the remedies provided for non-compliance with minimums in Schedule E at prices to be agreed upon by the parties as described herein, and on such other terms and conditions, acceptable to both parties, that do not conflict with the terms of this Agreement

           2.2.2 Remedy for failure to buy Products from Organogenesis. If Royce fails to purchase all of its requirements of Product from Organogenesis, then Organogenesis, in addition to any other available remedy provided herein, may terminate this Agreement and all the licenses granted herein as provided in the Article hereof governing termination.

           2.2.3 Purchase of Collagen Wound Dressings. Royce shall also purchase all of its requirements of Collagen Wound Dressings from Organogenesis throughout the Term. If Royce does not purchase all of its requirements of Collagen Wound Dressings exclusively from Organogenesis throughout the Term, and fails to cure said failure within 60 days of receiving notice from Organogenesis, then in lieu of all other legal or equitable remedies available to Organogenesis, Organogenesis may appoint one or more additional distributors of Products in the Territory for sale in the Alternate Site Market in the Field during the Term.

           2.2.4 Supply after the Term. Twelve months prior to the end of the Term, both parties will need to negotiate a supply agreement to take effect after the Term. If the parties are unable to agree upon the provisions of a supply agreement between the parties respecting sales of Product to Royce after the Term, Organogenesis shall have no obligation to continue to supply or cause any other entity to supply Product to Royce, but will use its reasonable business efforts to assist Royce in obtaining an adequate source of Products meeting the Specifications from a qualified source.

     2.3 Price. During the Term the parties shall agree to an initial Supply Price for each Product which shall be equal to Organogenesis' actual net cost for that Product. This price shall remain in effect for twelve months from

                                                                              5

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           the date on which Organogenesis first sells that Product to Royce for First Commercial Sale. For the remainder of the Term, Organogenesis may, with 120 days prior written notice to Royce, which notice shall be accompanied by supporting documentation, adjust the Supply Price from time to time to reflect actual increases or decreases in Organogenesis' actual production costs net of any additional mark up.

     2.4 Reasonable Business Efforts. Organogenesis shall use its reasonable business efforts throughout the Term to meet Royce's order and delivery requirements for Product.

     2.5 Payment. Royce agrees to pay for each quantity of shipped and accepted Product within 45 days of receipt by Royce of each such quantity shipped and invoiced.

     2.6 Purchase Orders. Royce throughout the Term shall order Product by its purchase orders sent from time to time to Organogenesis. Royce will forward its purchase orders for Product to Organogenesis by facsimile, mail or otherwise.

     2.7 Conflicting Forms. Any term of any document, including but not limited to a purchase order or acceptance, sent to either party by the other in connection with either's performance under this Agreement, shall, only to the extent inconsistent herewith, or to the extent that it purports to impose requirements on a party beyond or different from those imposed by this Agreement, be null, void and of no effect.

     2.8 F.O.B. and Risk of Loss. All prices for Products are F.O.B. the dock of the entity from which any Product is shipped to Royce. Title and risk of loss shall pass to Royce upon delivery of product to a common carrier for shipment to Royce.

     2.9 Forecasts. Throughout the Term Royce shall provide Organogenesis with a rolling four-quarter forecast of its estimate of its demand for Product, within 30 days of the beginning of each calendar quarter, for the next four quarters. Royce's forecast for the first such subsequent quarter of each such forecast shall be binding on Royce. Organogenesis shall advise Royce within ten business days of receipt of each such forecast if the forecasted requirements exceed Organogenesis' ability to supply.

                                                                             6

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ARTICLE 3. MANUFACTURE OF PRODUCT
---------------------------------

     3.1 Selection. Products shall be manufactured by an entity or entities selected and qualified from time to time by Organogenesis. Organogenesis shall use reasonable business efforts to locate and qualify an entity or entities competent and willing to manufacture Products according to the Specifications at the most cost-effective price.

ARTICLE 4. EXCLUSIVE LICENSE GRANTS
-----------------------------------

     4.1 Patents and Technical Information. Organogenesis hereby grants to Royce an exclusive license, or, where applicable, an exclusive sublicense, under its Patents and Technical Information, to use, offer to sell and sell, but not to make, have made or sublicense to any entity not its Affiliate, Products for use in the Field to the Alternate Site Market throughout the Territory during the Term.

     4.2   Trademarks.

           4.2.1 Use on Products. Products shall be marketed and sold by Royce throughout the Term under a Trademark or Trademarks jointly agreed to by the parties and owned and registered by Organogenesis at its expense. Organogenesis hereby grants an exclusive license of all Trademarks to Royce for use by it in sales of Products in the Alternate Site Market in the Field and Territory throughout the Term, and thereafter pursuant to paragraph 7.3, infra.

           4.2.2 Organogenesis use. Subject to the parties' mutual consent, Organogenesis may at any time use any Trademark on any Product if it is not sold in the Territory for use in the Field.

     4.3 Minimum Royalties. Solely to retain its exclusive rights to distribute Product to the Alternate Site Market in the Territory for use in the Field, Royce shall:

           4.3.1 Make minimum quarterly royalty payments to Organogenesis during each 12-month period commencing on the date of First Commercial Sale as shown in Schedule E, attached.

           4.3.2 Receive unused credit(s) towards minimums due in any year for all royalties paid in prior years in excess of the minimums due in those prior years. Any shortfall not cured by the application of credits

                                                                             7

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                  created by the preceding sentence must be cured, if at
                  all, within 12 months of the end of the calendar year to which the minimum applies.

           4.3.3 If Royce shall not timely make the minimum royalty payments required by Schedule E, then, in lieu of any and all other legal or equitable remedies available to Organogenesis, Organogenesis may at its option, invoke the remedies described in Schedule E.

ARTICLE 5. DEVELOPMENT OF PRODUCT
---------------------------------

     5.1 Responsibilities. The parties will cooperate to develop and improve Product to assure the greatest likelihood of success in commercializing Product by undertaking and completing the tasks required of each as set forth in the Development Plan. Except as set forth in this Article, the costs incurred by either party in such development will be borne by that party. The parties agree to use their reasonable business efforts to provide to each other the most appropriate personnel in a timely manner at the cost of the party providing the personnel, to enhance this development and commercialization.

     5.2 Requests for Development Assistance. Requests from either party to the other for the assistance described in Article 5.1 shall be made, in the case of Royce to Jeffrey Haines, and in the case of Organogenesis to Steven Bernitz or to such other senior manager as either party may designate from time to time. The failure of either party to provide any specific employee to the other at any specific time or place shall not, however, be a breach of this Agreement.

     5.3   PRECLINICAL AND CLINICAL TRIALS.

           5.3.1 Pre-commercialization. Organogenesis shall prepare, conduct and pay for any preclinical or clinical trial required for regulatory clearance of any Product, and shall be responsible for the analysis of the data derived therefrom or the submission thereof to FDA of any 510(k). Organogenesis shall periodically and timely report in writing to Royce on the progress and outcome of each trial it undertakes. Each such report shall be deemed to be Proprietary Information.

           5.3.2 Post-Commercialization. The parties shall confer to agree upon a protocol or protocols for post-marketing clinical trials that shall be undertaken by Organogenesis and paid for equally by the parties.

                                                                             8

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     5.4   Ownership of Submissions. Organogenesis shall own each 510(k) and all other regulatory submissions and approvals relating to any Product, and shall upon request provide Royce with copies of the regulatory approval documents certified by an appropriate representative of Organogenesis.

     5.5 Reasonable Business Efforts: Organogenesis agrees to use reasonable business efforts to obtain 510(k) Approvals for any Product requiring approval.

     5.6 Excused Performance. The obligations of either party with respect to any Product are expressly conditioned upon the absence of any adverse conditions relating to the safety, quality or efficacy of that Product that would reasonably justify that party, after consulting with the other, in exercising prudent and justifiable business judgement, in concluding that development or marketing of Product should be delayed, suspended or stopped altogether. The obligation to develop or market Product shall be delayed or suspended only so long as any such condition or event exists.

     5.7 Product Improvements. Each party agrees to disclose and furnish to the other, without charge, information on Product Improvements made during the Term. Each such Product Improvement shall thereupon be deemed to be part of Patents or Proprietary Information, as the case may be, for all purposes hereunder. Notwithstanding the foregoing, Organogenesis may make, have made, use, and sell, or have sold Product Improvements, outside the Territory and Field. The license provisions of Article 4 and the royalty and record provisions of Articles 7 and 8 together with all other applicable provisions shall apply to any such Product Improvement.

ARTICLE 6. MILESTONE PAYMENT
----------------------------

     6.1 Subject to the requirements of Schedule D relating to healthcare professionals' advice with respect to specifications for Products in partial consideration for the development costs for Product incurred by Organogenesis, Royce shall pay to Organogenesis, within thirty days of the later of FDA Approval of the first Product or the delivery to Royce of the first 1500 units of Product for commercial sale, [***] Royce shall submit its initial purchase order for at least 1500 units of Product within 30 days of notification by Organogenesis that Product is available for commercial sale.

                                                                             9

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ARTICLE 7. ROYALTIES
--------------------

     7.1 Royalty Levels and Term. In partial consideration for the exclusive licenses granted and Technical Information provided by Organogenesis hereunder, Royce shall pay Organogenesis royalties on Royce's or its Affiliates' Net Sales of all Products sold by Royce as described by the formula in Schedule F, attached, until the expiration of the last Valid Patent Claim.

     7.2 Related Entity Sales. For the purposes of this Article, Net Sales by Royce to an Affiliate shall not be counted for royalty purposes (unless the Affiliate is the end user of the Product). Instead, the Net Sales of such Affiliate to the first unrelated third party shall be considered Net Sales for royalty purposes.

     7.3 Paid-up License. Following expiration of Royce's obligation to pay royalties, Royce shall have a perpetual, non-exclusive, paid-up, royalty-free license, under any remaining Technical Information of Organogenesis, to sell Product and/or use Trademarks in the Territory. After expiration of this Agreement (but not termination), Royce shall have a perpetual, non-exclusive, paid-up, royalty-free license, under any remaining Technical Information of Organogenesis, to make or have made Product, and to use Trademarks, throughout the world in perpetuity, so long as Royce shall pay to Organogenesis a royalty of [***] of Net Sales of Product (paid and accounted for as described in Article 8) for the use of any Trademark.

ARTICLE 8. RECORDS AND PAYMENTS
-------------------------------

     8.1 Royalties. Royalties as provided in Article 8 shall be calculated quarterly on the last day of each calendar quarter during the Term and shall be paid by check to Organogenesis within forty five (45) days after said last day together with an accounting report showing the amount of Product sold by Royce and its Affiliates during each quarterly period.

     8.2 Records. Royce shall keep accurate records and books of account in accordance with generally accepted accounting principles consistently applied (GAAP) and containing all the data reasonably required for calculation and verification of payments made hereunder. During the Term and for two years thereafter, Royce shall retain accounting records for the previous three years.

                                                                             10

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     8.3   Audit.  At Organogenesis' request, Royce shall make records available, no more than twice per year, during reasonable working hours, for review by an independent accounting firm reasonably acceptable to both parties, at Organogenesis' expense, for the sole purpose of verifying the accuracy of such reports. In the event that any such review indicates an underpayment of royalties by Royce in excess of 10%, Royce shall pay the cost of such review, as well as the amount of the underpayment.

     8.4 Taxes. All royalty amounts required to be paid to Organogenesis pursuant to this Agreement shall be paid without deduction for withholding for or on account of any taxes (other than taxes imposed on or measured by net income).

ARTICLE 9. PATENT PROSECUTION AND MAINTENANCE
---------------------------------------------

     9.1 Responsibility. Organogenesis hereby warrants that it will fulfill the responsibility for the timely and effective prosecution and maintenance of the Patents in the Territory.

     9.2 Discontinuation. If, in spite of the warranty in Article 9.1, Organogenesis discontinues or fails to prosecute any of the Patents, Trademarks, or Product Improvements Royce shall have the right to prosecute and maintain such patent applications and patents. Royce may deduct from any royalties or other consideration otherwise due Organogenesis the amounts of such prosecution.

ARTICLE 10. PATENT INFRINGEMENT
-------------------------------

     10.1 Enforcement. Each party shall promptly notify the other of its knowledge of any potential infringement of the Patents or any Trademark by a third party. Organogenesis has the initial obligation to take all reasonable legal actions necessary to enforce the Patents or Trademarks licensed hereunder against infringements by third parties. If within 3 months following receipt of such notice Organogenesis fails to take such action to halt any material infringement, Royce shall, in its sole discretion, have the right, at its expense, to take such action in its own name or in the name of Organogenesis. In that case Organogenesis agrees to render such reasonable assistance as the prosecuting party may request. Royce may deduct from any royalties or other consideration otherwise due Organogenesis the amounts of such prosecution. Damages recovered therefrom shall be paid by and belong to the party bringing the action, after any costs of such litigation, including but not limited to attorneys fees, that have been previously deducted from any royalties or other

                                                                             11

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           consideration otherwise due a party have been refunded to that party. Neither party shall enter into any settlement that admits or concedes that any aspect of any Patent or licensed trademark is invalid or unenforceable without the prior written consent of the other, which consent will not be unreasonably withheld.

     10.2 Infringement Claims. If the manufacture, sale or use of Product pursuant to this Agreement results in any claim, suit or proceeding lodged by a third party alleging patent infringement by Organogenesis or Royce (or the Affiliates of either), Royce shall promptly notify Organogenesis in writing of receipt of any information regarding any such claim. Organogenesis shall have the exclusive right to defend and control the defense of any action derived from any such claim, suit or proceeding, at its own expense, using counsel of its own choice. Organogenesis shall have the exclusive right, at any time and on any terms or conditions it deems in its sole discretion advisable, including agreeing to the cross-licensing of one or more of the Patents to the owner of those patents alleged to be infringed by the sale of Products, to settle or compromise any such claim, suit or proceeding. Organogenesis shall timely keep Royce informed of all material developments in connection with any such claim, suit or proceeding. The provisions of this section 10.2 shall not apply to any claim, suit or proceeding alleging infringement or misuse of any Trademark.

ARTICLE 11.  REPRESENTATIONS AND WARRANTIES
-------------------------------------------

     11.1 Joint Representations and Warranties. As an inducement to the parties to enter into this Agreement and to consummate the transactions contemplated hereby, each party hereby represents and warrants solely to the other that:

           11.1.1 Organization and Qualification. Each party is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction or organization and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the laws of that jurisdiction requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a material adverse effect.

           11.1.2 Corporate Power and Authority; Validity. Each party has the corporate power and authority to own and hold its assets and properties. Each party has the corporate power and authority to

                                                                             12

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                  execute, deliver and perform this Agreement.  The
                  execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by each party. This Agreement has been duly executed and delivered by each party. This Agreement constitutes and when so duly executed and delivered will constitute, the legal, valid and binding obligation of each party enforceable against each party in accordance with its respective terms except as enforceability may be subject to the application of general equitable principles and to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights.

           11.1.3 No Conflict. Neither the execution and delivery by each party to the other of this Agreement, the consummation by each party of the transactions contemplated hereby, nor the performance by each party of this Agreement in compliance with the terms and conditions hereof, will (ii) violate, conflict with or result in any breach of its Certificate of Incorporation or bylaws, (ii) require by or on behalf of each party any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority,
                  (iii) violate, conflict with or result in a breach, default or termination (or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of each party or increase or otherwise affect the obligations of each party) under any law, rule, regulation or any governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation to which each party is a party or by which each party or any of its assets are bound or affected or (iv) result in the creation of any encumbrance upon any of the Patents.

           11.1.4 Litigation. There is no legal action pending or, to the knowledge of either party, threatened against, contemplated or affecting the transactions contemplated hereby (whether or not each party is a party or prospective party thereto). There are no outstanding governmental orders involving or affecting the transactions contemplated hereby. There is no legal action by either party pending or threatened against others with respect to or relating in any way to the subject matter of this Agreement.

     11.2 Warranties of Organogenesis. Organogenesis warrants and represents solely to Royce that:

                                                                             13

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           11.2.1 Patentability.  With respect to Patents, to the best of the knowledge of Organogenesis as at the Effective Date there exists no publication or other reason that would adversely affect the patentability of the subject matter or the
                  validity of its Patents.   It has no information as of the
                  Effective Date to indicate that any entity licensed hereunder by it with respect to its Patents would not be free to make, use and sell Product or Product in the Territory without infringing any third party patent.

           11.2.2 Patent Rights. With respect to each Patent licensed to Royce, it has good and marketable title, free and clear of all encumbrances. To the best of its actual knowledge as at the Effective Date, the use or sale by the other party of Product or Product shall not infringe any patent, and shall not violate any other intellectual property right of any person or entity.

           11.2.3 Default. It is not in default under any license, contract or other agreement pertaining to its Patents, and to its knowledge there are no defaults by it or any other entity to any such license, contract or other agreement relating to its Patents.

           11.2.4 Interferences. None of its Patents is involved in any interference or opposition proceeding, and, to its knowledge, no such proceeding is pending or threatened.

           11.2.5 Product use. When manufactured in accordance with the Specifications and used in accordance with approved or cleared labeling, Products will not cause injury or death to any patient.

           11.2.6 "Most Favored Nation" Treatment. Organogenesis will, during the Term, or thereafter so long as Royce shall purchase any Product from Organogenesis, charge Royce a price, inclusive of all fees, including any licensing or cross-licensing fees paid by Organogenesis, costs, and any other consideration, for that Product which is no greater than the lowest net price charged by Organogenesis to any third party for that Product for resale in the Field.

     11.3 Warranties of Royce. Royce warrants and represents solely to Organogenesis that:

           11.3.1 It will use its reasonable business efforts to market and sell Products to the Alternate Site in the Territory throughout the Term

                                                                             14

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                  in a manner best suited to maximize the revenues and profits therefrom.

           11.3.2 It will not promote, market or sell Product in any manner inconsistent with the claims in the labeling thereof, nor in a manner in violation of any statute or regulation.

ARTICLE 12. PRODUCT LIABILITY
-----------------------------

     12.1 Breach of Warranty. Each party hereby indemnifies and holds the other harmless from all losses, costs or damages (including attorney's fees) which the other may be held liable to pay as a result of claims or suits arising out of any breach of any warranty in this Agreement by the indemnifying party.

     12.2 Negligence or Misconduct. Organogenesis hereby indemnifies and holds Royce harmless from all losses, costs or damages (including attorney's fees) which Royce may be held liable to pay as a result of claims or suits arising out of any injuries or deaths to persons and/or damage to property arising from Organogenesis' negligence or misconduct with respect to the subject matter of this Agreement. Royce hereby indemnifies and holds Organogenesis harmless from all losses, costs or damages (including attorney's fees) which Organogenesis may be held liable to pay as a result of claims or suits arising out of any injuries or deaths to persons and/or damage to property arising from Royce' negligence or misconduct with respect to the subject matter of this Agreement.

     12.3 Reporting. Each party hereto agrees to report promptly to the other party any information concerning serious or unexpected side effects, injury, toxicity, reactions or any unexpected event associated with clinical, investigational or commercial use of any Product. Such information shall also include pre-existing diseases, syndromes, or abnormal diagnostic tests results which re-appear or are exacerbated by use of Product. Upon receipt of such information by either party hereto, both parties shall promptly consult each other and use best efforts to arrive at a mutually acceptable procedure for taking the appropriate actions under the circumstances; provided, however, that nothing contained herein shall restrict the right of either party to make a submission to a regulatory authority or take other actions it deems to be appropriate or necessary. This Article shall survive termination of this Agreement.

                                                                             15

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ARTICLE 13. SECRECY
-------------------

     13.1 Nondisclosure of All Shared Information. Organogenesis and Royce shall each hold any information disclosed to it hereunder in confidence and shall use at least the same level of care to prevent any unauthorized use or disclosure of such information as it exercises in protecting its own information of a similar nature.

     13.2 Nondisclosure of Proprietary Information. The Recipient shall disclose Proprietary Information received by it under this Agreement only to persons within its organization who have a need to know such Proprietary Information. The Recipient shall not disclose any Proprietary Information to any person outside its organization who is not bound by a similar written non-disclosure agreement containing undertakings at least as stringent as those in this Agreement. The Recipient shall use such Proprietary Information only for the purpose for which it was disclosed and shall not use or exploit such Proprietary Information for its own benefit or the benefit of another without the prior written consent of the Disclosing Party.

     13.3 Return. The Recipient shall upon any termination or expiration of this Agreement return to the Disclosing Party all documents, materials, and other tangible manifestations of Proprietary Information received pursuant to this Agreement (and all copies and reproductions thereof).

     13.4 Exceptions. The obligations of the Recipient shall not apply, and the Recipient shall have no further obligations under this Article with respect to any Proprietary Information to the extent that such Proprietary Information:

           13.4.1 is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the Recipient;

           13.4.2 is in the Recipient's possession at the time of disclosure otherwise than as a result of Recipient's breach of any legal obligation;

           13.4.3 is or becomes known to the Recipient through disclosure by sources other than the Disclosing Party having the legal right to disclose such Proprietary Information;

           13.4.4 is independently developed by the Recipient without reference to or reliance upon the Proprietary Information; or,

                                                                             16

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           13.4.5 is required to be disclosed by the Recipient to comply with applicable laws or regulations or the unappealed or unappealable order of a court, provided that the Recipient provides prior written notice of such disclosure to the Disclosing Party and cooperates with the Disclosing Party at its sole expense by taking any lawful action to avoid and/or minimize the extent of such disclosure.

     13.5 Permitted Use. Notwithstanding the provisions above, each party shall have a right to use such information for development, production and marketing of Product as provided in this Agreement and further has a right to disclose such information to FDA pursuant to the conditions in this Agreement.

     13.6 Nondisclosure of terms. Each of the parties agrees not to disclose to any third party the terms of this Agreement without the prior written consent of the other party, except to such party's attorneys, advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law (including, but not limited to, disclosure required by U.S. securities laws).

ARTICLE 14. TERM AND TERMINATION
--------------------------------

     14.1 Term. Except as set forth below, the Term of this Agreement shall begin on the Effective Date and continue in full force and effect, unless terminated earlier as provided in this Article, until the later of the expiration of the last Valid Patent Claim or the expiration of any supply agreement respecting any Product.

     14.2 Termination for Cause. Either party to this Agreement may terminate this Agreement in the event that the other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for sixty (60) days after written notice thereof was provided to the breaching party by the non-breaching party. Any termination shall become effective at the end of such sixty-day period unless the breaching party has cured any such breach or default prior to the expiration of the sixty-day period.

     14.3  TERMINATION FOR INSOLVENCY.

     If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization

                                                                             17

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or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty
(60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination. Notwithstanding the foregoing, the parties also agree as follows:

           14.3.1 The parties agree that this Agreement is a license of intellectual property subject to Section 365(n) of the Bankruptcy Code.

           14.3.2 In the event of Organogenesis' bankruptcy, Organogenesis agrees that, notwithstanding Section 365(c)(1) of the Bankruptcy Code, Royce may assume this Agreement and, subject to Article 16.4 hereof governing assignment, may assign this Agreement.

           14.3.3 In the event of Organogenesis' bankruptcy, the parties acknowledge and agree that the licensed rights hereunder are fundamentally in the nature of "intellectual property" as defined in the Bankruptcy Code; that Royce's continued enjoyment of all licensed rights is fundamental to the basic license hereunder; and therefore all licensed rights should be deemed intellectual property subject to Royce's election under Section 365(n)(1)(B).

           14.3.4 The parties agree that upon any election by Royce pursuant to
                  Section 365(n)(1)(B) of the Bankruptcy Code, that Royce shall be entitled to, on its own or through employees, contractors, agents, or otherwise, upgrade, modify and develop derivative works based upon the rights licensed hereunder and subject to the terms of this Agreement.

     14.4  EFFECTS OF TERMINATION.

           14.4.1 Except as provided in 14.3, upon termination of this Agreement in accordance with Article 14.1 or 14.2, the licenses granted to Royce hereunder by Organogenesis shall be forthwith terminated, and Royce shall discontinue the use of, and return to Organogenesis within sixty (60) days after termination, all Proprietary Information. Notwithstanding the above, Royce may sell existing inventory of Product for up to six (6) months after the date of termination, provided royalties are paid thereon as required by this Agreement.

           14.4.2 Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination,

                                                                             18

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                  has already accrued to the other party or which is
                  attributable to a period prior to such termination nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

ARTICLE 15.  INSURANCE
----------------------

     15.1 Each party shall at all times during the Term, and for a period of three years thereafter, maintain Product Liability Insurance and Comprehensive General Liability Insurance, each with minimum limits of [***] and shall name the other as an additional insured on each such policy and shall, upon request from the other, furnish a Certificate of Insurance and Additional Insured Endorsement evidencing the aforementioned coverage.

ARTICLE 16. MISCELLANEOUS PROVISIONS
------------------------------------

     16.1 Governing Law. This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     16.2 No Implied Licenses. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No license rights shall be created by implication, estoppel or otherwise.

     16.3 Waiver. No waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

     16.4 Assignment. This Agreement shall not be assignable by either party to any third party hereto without the written consent of the other party hereto, except that either party may assign this Agreement without such consent to an entity that acquires all or substantially all of the business and assets of such party, whether by merger, reorganization, acquisition, sale, or otherwise. This Agreement shall be binding upon and inure to the benefit of any permitted assignee, and any such assignee shall agree to perform the obligations of the assignor.

     16.5 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the other for any purpose as a result of this Agreement or the transactions contemplated hereby.

                                                                             19

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     16.6  Compliance with Laws.  In exercising their rights under this license, the parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of medical products pursuant to this Agreement.

     16.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision in that jurisdiction only, and the whole of this Agreement shall remain in effect in every other jurisdiction. The parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term in the affected jurisdiction to as fully as possible realize the intent of the parties and their commercial bargain.

     16.8  Survival.  Articles 8, 10, 11, 12, 13, 15, and paragraphs 7.3, 16.3,
           16.7, 16.11, and 16.13 of this Agreement (and the definition of any term contained in any such article or paragraph) shall survive any expiration or termination of this Agreement for any reason.

     16.9 Notice. All notices required or permitted to be given hereunder shall be in writing, shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy, e-mail or other electronic facsimile, or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or such other address as may be specified in writing to the other party hereto pursuant to the provisions hereof), or, in the case of a telecopy or other electronic transmission, to such party to a telephone number designated by the recipient and by means confirmed in writing:

           If to Organogenesis :                   If to Royce :

           Organogenesis Inc.                      Royce Medical Company
           Attention: Chief Financial Officer      Attention: Jeff Haines,
                                                   President

           150 Dan Road                            742 Pancho Road
           Canton, MA  02021                       Camarillo, California 93012
           Tel: 781-575-0775                       Tel: (805) 484-2600
           Fax: 781-575-0440                       Fax: (805) 383-5485

                                                                             20

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           Any notice or communication given in conformity with this paragraph shall be deemed to be effective when received by the addressee if delivered by hand, telecopy, e-mail or other electronic transmission, and three (3) days after mailing, if mailed.

     16.10 Force Majeure. Nonperformance of either party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party, provided such party uses its best efforts to resume performance as promptly as possible.

     16.11 No Consequential Damages. In no event shall any party to this Agreement have any liability to the other for any special, consequential, incidental or punitive damages arising under this Agreement under any theory of liability.

     16.12 Integration. This Agreement with its schedules constitutes the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be null and void and of no effect. Any proprietary information agreement previously executed by the parties shall be null and void only to the extent that it reasonably would be construed to otherwise govern confidentiality of the subject matter of this Agreement. No amendment or addition hereto shall be effective or binding on either of the parties unless reduced to writing and executed by the respective duly authorized representatives of Organogenesis and Royce as of a date subsequent to the Effective Date.

     16.13 Dispute Resolution. The parties agree to attempt to settle any dispute under this Agreement by mutual discussion and consent. If such good faith discussions do not amicably resolve any such dispute, it shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules, then obtaining, of the American Arbitration Association, and judgment upon the award rendered may be entered by any court of competent jurisdiction. Any arbitration commenced by one party against the other shall take place in the jurisdiction of the other, excluding cross-actions. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witness' fees. A disputed performance or suspended performances pending the resolution

                                                                             21

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           of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion. Neither party shall commence any action in any court to resolve any dispute hereunder except to confirm such an arbitrator's award. Commencement of any such action shall be a breach of this Agreement entitling the other party to terminate this Agreement forthwith.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date, whereby they evidence their intent to be legally bound.

ROYCE MEDICAL, INC.                                  ORGANOGENESIS INC.

By:  /S/ Jeff Haines                                 By: /S/ Philip Laughlin
    -------------------------                            ----------------------
Jeff Haines   President/CEO                              Philip Laughlin

                                                     By: /S/ Albert Erani
                                                         ----------------------
                                                         Albert Erani

                                                         for the Executive
                                                         Committee of the Board
                                                         of Directors

                                                                             22

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                                   SCHEDULE A

                  ENGINEERED COLLAGEN MATRIX(TM) WOUND DRESSING
                                DEVELOPMENT PLAN

Feasibility Animal Wound Dressing Study
Completed

Pivotal Animal Wound Dressing Study
Initiate 12/2000
Complete 2/2000

Technology Transfer to Contract Manufacturer
Complete 12/2000

Manufacturing Scale-Up (Documentation, Regulatory Compliance, Commercial Scale Production)
Initiate: 1/2001
Complete: 6/2001

Shelf-Life Testing
Initiate: 12/2000
Interim: Analysis: 3/2001
Complete: 12/2002

FDA 510k Application
Submitted: 3/2001
Anticipated Approval: 7/2001

Clinical Marketing Evaluation
Initiate: 7/2001
Complete: 11/2001


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                                   SCHEDULE B

Schedule B shall be drafted by Royce, agreed to by the parties and attached hereto as soon as reasonable practicable. The failure of the parties to agree on the contents of this schedule shall not be a basis of termination of the Agreement by either party.


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                                   SCHEDULE C

The following is a list as of December 1, 2000 of all patents and patent applications, world-wide, for ECM.

US cases are listed along with the corresponding PCT filing information. In some cases, a US continuation application is filed via PCT.

Peracetic acid sterilization.
-----------------------------
US Patent No. 5,460,962 issued October 24, 1995
*******

Tissue Repair Fabric
--------------------
US Patent No. 5,733,337 issued March 31, 1998
*******

Chemical Cleaning of Biological Material
----------------------------------------
US Patent No. 5,993,844 issued November 30, 1999
********

********

********


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                                   SCHEDULE D

                  ENGINEERED COLLAGEN MATRIX(TM) WOUND DRESSING
               PRELIMINARY PRODUCT DESCRIPTION AND SPECIFICATIONS

This product description and these specifications are preliminary and accurate as at December 1, 2000. The parties will convene such focus groups or other professional healthcare resources who are competent to advise on the appropriateness of these specifications or the need for additional or revised specifications.

PRODUCT DESCRIPTION
Engineered Collagen Matrix(tm) Wound Dressing is supplied sterile in peel-open packages and is indicated for the management of partial and full-thickness wounds. The product is intended for one-time use.

PRODUCT SPECIFICATIONS
The product is comprised of a single-layer of Engineered Collagen Matrix with no chemical cross-linking. The product is supplied dry and is intended to be rehydrated on the wound. The product is fenestrated to allow wound exudate to pass through the dressing.

Engineered Collagen Matrix(TM) Wound Dressing is supplied in two sizes:
..  5cm [multiply] 5cm
..  10cm [multiply] 10cm

INDICATIONS FOR USE
Engineered Collagen Matrix (TM) is indicated for the management of wounds including:
   .  Partial and full-thickness wounds
   .  Venous ulcers
   .  Diabetic ulcers
   .  Drainage wounds
   .  Pressure ulcers
   .  Chronic vascular ulcers
   . Trauma wounds (abrasions, lacerations, second-degree burns, skin tears) . Surgical wounds (donor sites/grafts, post-Mohs' surgery, post-laser surgery, podiatric, wound dehiscence)

STORAGE
The device should be stored in a clean, dry location at room temperature. The shelf-life of the product has not yet been determined. The intended shelf-life will be two years.

STERILIZATION
The device has been terminally sterilized with gamma irradiation. Viral inactivation is achieved by chemical disinfection.


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                                   SCHEDULE E

Subject to each lettered footnote in this schedule (describing remedies), Royce shall achieve the following minimum sales of Products in each year following First Commercial Sale:

    Following First Commercial    Royce must achieve minimum sales of:
    Sale, for each year during
    the Term:

    Year 1                        The lesser of **** units or ***** (a)
    Year 2                        The lesser of **** units or ***** (a)
    Year 3                        The lesser of **** units or ***** (b) and (c)
    Year 4                        The lesser of **** units or ***** (b) and (c)
    Year 5 and each               The lesser of **** units or ***** (b) and (c)
    year thereafter

(a) Subject to Royce's right to cure in paragraph 4.3.2, Organogenesis' only remedy is to appoint one or more additional distributors.

(b) Subject to Royce's right to cure in paragraph 4.3.2., Organogenesis may appoint one or more additional distributors, and, if Royce does not make at least the following minimum sales of Products, Organogenesis may terminate this Agreement and recover all licenses granted hereunder:

    Year 3                        $*****
    Year 4                        $*****
    Year 5                        $*****

(c) If, but only if, Organogenesis decides to terminate this Agreement for non -payment by Royce of the minimum royalties in subparagraph (b), immediately above, Organogenesis must make a one-time termination cash payment to Royce equal to ***** of the prior **** months Net Sales, and repurchase at Royce's option, for cash at cost all in-date inventory of Product.


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                                   SCHEDULE F

Subject to the lettered footnotes in this Schedule, Royce shall pay Organogenesis as a royalty:

                    [****] x (Net Sales- [COGS + M/S Credit])

(a) COGS = cost of goods sold = the Supply Price as defined in 1.19 of all Products commercially sold.

(b) M/S Credit (marketing and sales expense credit) is defined according to the following schedule, and includes the cost of samples and all other marketing and sales expenses:

    In each year during the Term       The percent of Net Sales allowed
    following First Commercial Sale:   as a credit for sales and marketing
                                       expenses shall be:

    Year 1                             [***] of Net Sales
    Year 2                             [***] of Net Sales
    Year 3                             [***] of Net Sales
    Year 4 and each year
           thereafter                  [***] of Net Sales


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                              AMENDMENT AGREEMENT
                              -------------------

This Amendment Agreement made as of October 15, 2001 (the Effective Date) between ORGANOGENESIS INC., a corporation organized under the laws of the State of Delaware, having a present principal address at 150 Dan Road, Canton, Massachusetts 02021 USA (hereinafter Organogenesis), and Royce Medical Company, a corporation organized under the laws of the State of California, having a present principal address at 742 Pancho Road, Camarillo CA 93012 (hereafter Royce);

                                  WITNESSETH:
                                  -----------

WHEREAS, the parties entered into an Exclusive License and Distribution Agreement dated December 18, 2000 (the "Agreement"); and

WHEREAS, the parties now wish to amend that Agreement to reflect an agreeable method for the responsibility for the handling of any action that is brought by third parties against Royce for infringement of patents from the sale or use by Royce of Products, as described in this Agreement; and

WHEREAS, as amended hereby, the parties wish to continue in force the whole of the Agreement;

NOW THEREFORE the parties agree that:

FIRST. Article 12, "Product Liability" is hereby amended to add at the end thereof the following Article 12.4.

"12.4 Patent Indemnity. Organogenesis hereby indemnifies Royce, and its officers, directors, and employees from any amounts it becomes obligated to pay to any third party person or entity as part of a final and unappealable or unappealed judgment of any court concluding that Royce's sale or use of Products infringes the patent or patents of any third person. The obligations of this indemnity are conditioned upon the compliance by Royce with all of the provisions of Article 10.2."

SECOND. Article 10.2 is hereby amended in its entirety to read as follows:

"If the manufacture sale or use of Product pursuant to this Agreement results in any claim, suit or proceedings lodged by a third party alleging patent infringement by Organogenesis or Royce (or the Affiliates of either), Royce

*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

shall promptly notify Organogenesis in writing of receipt of any regarding any such claim. Organogenesis shall have the exclusive right and obligation to defend and control the defense of any action derived from any such claim suit or proceeding at its own expense using counsel of its own choice. Organogenesis shall have the exclusive right at any time and on any terms or conditions it deems in its sole discretion advisable, including agreeing to the cross licensing of one or more of the Patents to the owner of those patents alleged to be infringed by the sale of Products, to settle or compromise any such claim, suit or proceeding. Organogenesis shall timely keep Royce informed of all material developments in connection with any such claim, suit or proceeding. The provisions of this section 10.2 shall not apply to any claim, suit or proceeding alleging infringement or misuse of any trademark."

THIRD. All other terms and conditions of this Agreement are hereby continued in full force and effect, and are confirmed as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date, whereby they evidence their intent to be legally bound.

ROYCE MEDICAL COMPANY                      ORGANOGENESIS INC.

BY: /s/ Jeff Haines                        By:  /s/ John J. Arcari
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